Exhibit 99.1

Duluth Holdings Inc. Announces Second Quarter Fiscal 2017 Financial Results

Belleville, WI – Sep. 5, 2017 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal second quarter ended July 30, 2017.

Highlights for the Second Quarter Ended July 30, 2017

•	Net sales increased 31.0% to $86.2 million compared to $65.8 million in the prior-year second quarter
•	Gross margin decreased 240 basis points (bps) to 56.7% compared to 59.1% in the prior-year second quarter
•	Net income increased 18.4% to $4.3 million, or $0.13 per diluted share, compared to $3.6 million, or $0.11 per diluted share in the prior-year second quarter
•	Adjusted EBITDA[1] increased 26.7% to $9.5 million compared to $7.5 million in the prior-year second quarter
•	During the second quarter, the Company opened two retail stores, one in West Chester, OH, and one in Pittsburgh, PA, and an outlet store in Redwing, MN
•	30th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“I am pleased to report that net sales increased over 30% during the second quarter, which marked our 30th consecutive quarter of increased net sales year-over-year. We drove a 35% increase in new customer acquisition year-over-year, as we continue to invest in our omnichannel model and in growing our brand awareness with our direct marketing efforts and with geographical expansion of our retail stores,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“This quarter we opened three retail stores and our first store in the West will open later this week in Thornton, CO, a suburb of Denver. We are excited to bring our unique Duluth retail experience to our many fans in this region. Including the Thornton store, we will have opened nine stores this year, and we are on track to open six more stores for the remainder of the year, for a total of 15 new stores in fiscal 2017. We believe our retail strategy is working, as our new stores continue to attract new customers to the brand and are performing exceptionally well.”

“We are pleased with our first half results and expect to deliver on our fiscal 2017 guidance, as previously stated.”

Operating Results for the Second Quarter Ended July 30, 2017

Net sales increased 31.0% to $86.2 million, compared to $65.8 million in the same period a year ago. The net sales increase was driven by a  7.1% growth in direct net sales and a  138.3% growth in retail net sales. Growth was achieved in all product categories. The increase in retail net sales was primarily attributable to an increase of 12 stores in the second quarter of 2017 as compared to the same period a year ago.

Gross profit increased 25.7% to $48.9 million, or 56.7% of net sales, compared to $38.9 million, or 59.1% of net sales, in the corresponding prior-year period. The 240 basis point decrease in gross margin was primarily due to a decline in shipping revenues as a result of promotions that had more free shipping days as compared to the prior-year period, coupled with an increase in inventory reserve due to retail growth and an increase in freight cost from the Company’s distribution center to the retail stores. The Company’s product margins were up slightly compared to the corresponding prior-year period.

Selling, general and administrative expenses increased 26.1% to $41.5 million, compared to $32.9 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 180 basis points to 48.2%, compared to 50.0% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 340 basis points to 17.4%, compared to 20.8% in the corresponding prior-year period, primarily attributable to launching the women’s television advertising campaign in the first quarter of this year versus the second quarter of the prior year, coupled with the planned decrease in catalog spend as a percentage of net sales.  As a percentage of net sales, selling expenses increased 100 basis points to 14.1%, compared to 13.1% in the corresponding prior-year period, primarily due to an increase in customer service expenses due to retail store growth, which was partially offset by leverage in shipping expenses from an increase in the proportion of retail net sales. As a percentage of net sales, general and administrative expenses increased 60 basis points to 16.7%, compared to 16.1% in the corresponding prior-year period, primarily due to an increase in store occupancy and equipment expense and depreciation, which was partially offset by personnel expenses due to operating leverage from higher sales.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $1.4 million, with net working capital of $58.3 million, and $28.1 million available on its $40.0 million revolving line of credit. Effective August 1, 2017, the Company’s borrowing availability under its revolving line of credit increased to $50.0 million.

Fiscal 2017 Outlook

The Company reaffirmed its fiscal 2017 outlook as follows:

•	Net sales in the range of $455.0 million to $465.0 million
•	Adjusted EBITDA[1] in the range of $47.0 million to $49.5 million
•	EPS in the range of $0.66 to $0.71 per diluted share

The Company updated its fiscal 2017 retail store openings and capital expenditures:

•	The Company expects to open a total of 15 stores, adding approximately 173,000 selling square feet
•	Capital expenditures of $38.0 to $42.0 million[2]

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2017 capital expenditures primarily include the Company’s plan to open 15  stores and information technology investments.

The table below recaps the Company’s fiscal 2017 stores opened, signed new store leases and the anticipated opening timeframe.

Location	Timing
Noblesville, IN	Opened March 2, 2017
Burlington, MA	Opened March 23, 2017
Macomb, MI	Opened April 6, 2017
Warwick, RI	Opened April 27, 2017
West Chester, OH	Opened May 11, 2017
Pittsburgh, PA	Opened June 8, 2017
Red Wing, MN	Opened July 15, 2017
St. Charles, MO	Opened August 31, 2017
Thornton, CO	Grand Opening September 7, 2017
Avon, OH	Q3 Fiscal 2017
Louisville, KY	Q4 Fiscal 2017
Woodbury, MN	Q4 Fiscal 2017
Grandville, MI	Q4 Fiscal 2017
Waukesha, WI	Q4 Fiscal 2017
Wixom, MI	Q4 Fiscal 2017
Anchorage, AK	Q1 Fiscal 2018
West Fargo, ND	Q1 Fiscal 2018
Portland, OR	Q1 Fiscal 2018
Denton, TX	Q2 Fiscal 2018
Arlington, TX	Q2 Fiscal 2018

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, September 5, 2017 at 4:30 pm Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through September 19, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10111589
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10111589 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on September 5th.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended July 30, 2017, versus the three and six months ended July 31, 2016.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA for the fiscal year ending January 28, 2018. Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2017 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC  on March 22, 2017, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	July 30, 2017	January 29, 2017

ASSETS
Current Assets:
Cash	$1,411	$24,042
Accounts receivable	34	45
Other receivables	419	349
Inventory, net	84,734	70,368
Prepaid expenses	8,034	4,860
Deferred catalog costs	1,468	1,582
Total current assets	96,100	101,246
Property and equipment, net	75,746	52,432
Restricted cash	2,469	1,435
Goodwill	402	402
Other assets, net	6,980	452
Total assets	$181,697	$155,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$17,836	$9,330
Accrued expenses and other current liabilities	17,239	19,822
Income taxes payable	301	5,225
Bank overdrafts	2,350	—
Current maturities of long-term debt	81	742
Total current liabilities	37,807	35,119
Long-term line of credit	11,943	—
Finance lease obligations under build-to-suit leases	6,770	3,349
Long-term debt, less current maturities	1,466	35
Deferred rent obligations, less current maturities	2,595	2,109
Deferred tax liabilities	1,149	1,567
Total liabilities	61,730	42,179
Commitments and contingencies
Shareholders' equity:
Capital stock	87,063	86,446
Retained earnings	29,372	24,733
Total shareholders' equity of Duluth Holdings Inc.	116,435	111,179
Noncontrolling interest	3,532	2,609
Total shareholders' equity	119,967	113,788
Total liabilities and shareholders' equity	$181,697	$155,967

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net sales	$86,226	$65,823	$169,913	$134,455
Cost of goods sold (excluding depreciation and amortization)	37,303	26,901	72,347	55,842
Gross profit	48,923	38,922	97,566	78,613
Selling, general and administrative expenses	41,534	32,936	89,428	67,286
Operating income	7,389	5,986	8,138	11,327
Interest expense	372	37	538	75
Other income, net	45	60	102	130
Income before income taxes	7,062	6,009	7,702	11,382
Income tax expense	2,709	2,325	2,934	4,386
Net income	4,353	3,684	4,768	6,996
Less: Net income attributable to noncontrolling interest	69	65	129	136
Net income attributable to controlling interest	$4,284	$3,619	$4,639	$6,860
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	31,828	31,520	31,825	31,520
Net income per share attributable to controlling interest	$0.13	$0.11	$0.15	$0.22
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,318	32,263	32,344	32,265
Net income per share attributable to controlling interest	$0.13	$0.11	$0.14	$0.21

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	July 30, 2017	July 31, 2016
Cash flows from operating activities:
Net income	$4,768	$6,996
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,280	1,951
Amortization of stock-based compensation	617	615
Deferred income taxes	(418)	(228)
Changes in operating assets and liabilities:
Accounts receivable	11	(24)
Other receivables	(70)	(325)
Inventory	(12,879)	(10,855)
Prepaid expense	(2,749)	(12)
Deferred catalog costs	1,050	1,067
Trade accounts payable	6,641	5,641
Income taxes payable	(4,924)	(994)
Accrued expenses and deferred rent obligations	(7,495)	(2,760)
Net cash (used in) provided by operating activities	(12,168)	1,072
Cash flows from investing activities:
Purchases of property and equipment	(20,054)	(14,513)
Change in other assets	(6,495)	—
Change in restricted cash	(1,034)	(774)
Purchases of other assets	(68)	(20)
Net cash used in investing activities	(27,651)	(15,307)
Cash flows from financing activities:
Proceeds from line of credit	17,395	—
Payments on line of credit	(5,452)	—
Proceeds from long term debt	800	—
Payments on long term debt	(20)	(135)
Payments on capital lease obligations	(10)	(9)
Change in bank overdrafts	2,350	—
Distributions to shareholders	—	(192)
Proceeds from finance lease obligations	1,310	—
Capital contributions to variable interest entity	794	—
Other	21	—
Net cash provided by (used in) financing activities	17,188	(336)
Decrease in cash	(22,631)	(14,571)
Cash at beginning of period	24,042	37,873
Cash at end of period	$1,411	$23,302
Supplemental disclosure of cash flow information
Interest paid	$472	$75
Income taxes paid	$8,340	$5,544
Supplemental disclosure of non-cash information
Property and equipment acquired under build-to-suit leases	$2,090	$83
Unpaid liability to acquire property and equipment	$4,411	$1,713

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net income	$4,353	$3,684	$4,768	$6,996
Depreciation and amortization	1,728	1,082	3,280	1,951
Interest expense	372	37	538	75
Income tax expense	2,709	2,325	2,934	4,386
EBITDA	$9,162	$7,128	$11,520	$13,408
Non-cash stock based compensation	293	335	617	615
Adjusted EBITDA	$9,455	$7,463	$12,137	$14,023

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net sales
Direct	$57,667	$53,841	$121,442	$114,166
Retail	28,559	11,982	48,471	20,289
Total net sales	$86,226	$65,823	$169,913	$134,455
Operating income
Direct	$3,125	$4,587	$2,968	$8,778
Retail	4,264	1,399	5,170	2,549
Total operating income	7,389	5,986	8,138	11,327
Interest expense	372	37	538	75
Other income, net	45	60	102	130
Income before income taxes	$7,062	$6,009	$7,702	$11,382

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2018

(Unaudited)

(Amounts in thousands)

	Low	Mid-point	High
Forecasted
Net income	$21,500	$22,400	$23,000
Depreciation and amortization	8,400	8,400	8,400
Interest expense	2,000	2,000	2,000
Income tax expense	13,600	14,200	14,600
EBITDA	$45,500	$47,000	$48,000
Non-cash stock based compensation	1,500	1,500	1,500
Adjusted EBITDA	$47,000	$48,500	$49,500